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                                                                      EXHIBIT 99

                                 [VERITAS LOGO]

Veritas DGC Inc. Announces Definitive Agreement to Acquire Reservoir Characterization Research and Consulting Inc. and Outlook for 2nd Quarter Ending January 31, 2001

HOUSTON (JANUARY 16, 2001) - Veritas DGC Inc. (NYSE & TSE: VTS) and Reservoir Characterization Research and Consulting, Inc. (RC(2)), a private company headquartered in Denver, Colorado, announced today the signing of a definitive agreement to combine RC(2)'s operations with Veritas.

"RC(2)'s best-in-class technology, talented people and worldwide experience are a great fit with the advanced integrated seismic data interpretation and analysis we provide through our Veritas Exploration Services business unit," said Dave Robson, chairman and CEO of Veritas. "This new addition will further enhance our capabilities and expertise in meeting the growth in demand for specialized reservoir services that improve decision-making, optimize production and reduce risk."

Veritas Exploration Services offers state-of-the-art interpretation, visualization and analysis techniques to assist customers in their exploration and reservoir management efforts. In this way, Veritas becomes a technology partner with customers helping them mature prospects and develop discoveries quickly, accurately and efficiently.

"We will benefit from the complementary technologies and global reach Veritas provides in seismic acquisition, processing and data library," said William Bashore, RC(2)'s president. "Combined, our two organizations will offer the most complete line of services available from any one company in the reservoir characterization market, which includes well correlation, geological modeling, seismic inversion, reservoir simulation and project development, petrophysics, AVO and visualization."



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         Under the terms of the agreement, valued at approximately US $33 million, Veritas will acquire 100% of RC(2) in exchange for approximately 1,137,500 Veritas shares. Closing, which is subject to certain conditions, is expected to occur in early February 2001.

         SECOND QUARTER EARNINGS OUTLOOK

         Industry fundamentals continue to strengthen and will positively impact Veritas' financial results for the second quarter ending January 31, 2001. "We are comfortable with the consensus estimate of $0.20 for our current quarter," said Anthony Tripodo, executive vice president and CFO. "Although this transaction will have a slight dilutive impact in the short term, the technology is critical to developing the growing market for reservoir services." Because the transaction is currently scheduled to close in February 2001, it will not impact second quarter results.

     Veritas DGC Inc. cautions that statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements as to expectations, beliefs and future financial performance, such as statements regarding its business prospects. All of these are subject to certain risks, uncertainties and assumptions. These risks and assumptions are more fully described in reports filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material respect from those currently anticipated. Such factors include, but are not limited to:

         o Expectations for commodity prices and their influence on levels of capital spending by oil and gas companies
         o The impact of weak demand and/or technological obsolescence on our multi-client data library and other aspects of our business
         o  The intense competition we experience
         o  Our high fixed cost structure
         o  Quarter to quarter result fluctuations
         o  Our ability to attract and retain key personnel
         o  Currency fluctuations and other risks of operating in foreign venues
         o  The hazardous conditions attendant to many of our operations

         Veritas DGC Inc., headquartered in Houston, Texas, is a leading provider of integrated geophysical and geological services to the petroleum industry worldwide.

                                     For additional information, please contact:

                                             At Veritas DGC Inc., (832) 351-8821
                                   Mindy Ingle, Investor Relations Administrator
  Anthony Tripodo, Executive Vice President, Chief Financial Officer & Treasurer
                          Rene VandenBrand, Vice President, Business Development

      At Reservoir Characterization Research and Consulting Inc., (303) 749-7900
                                                      William Bashore, President
                                         Udo Araktingi, Executive Vice President


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